Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports Record Quarterly Revenue of $523 Million, up 11% and up 16% on a Constant Dollar Basis Excluding Brazil

ATLANTA, April 25, 2012 — Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended March 31, 2012. The company reported revenue of $522.7 million in the first quarter of 2012, an 11 percent increase from the first quarter of 2011. On a non-GAAP basis, first quarter revenue was up 15 percent in U.S. dollars and 16 percent in local currency, excluding Brazilian operating results due to the deconsolidation of Brazil in the second quarter of 2011.

First quarter diluted EPS attributable to Equifax was $0.58, up 27 percent from the first quarter of 2011. On a non-GAAP basis, adjusted EPS attributable to Equifax, excluding the impact of acquisition-related amortization expense, was $0.70, up 21 percent from the first quarter of 2011.

"The momentum we developed throughout 2011 continued into 2012, enabling us to deliver a very successful performance for the first quarter," said Richard F. Smith, Equifax's Chairman and Chief Executive Officer. "Strong, double-digit growth in our four largest businesses, US Consumer, International, TALX Workforce Solutions, and Personal Solutions, resulted in record growth in Adjusted EPS."

First Quarter 2012 Highlights

•	In addition to the financial highlights noted above, first quarter 2012 net income attributable to Equifax was $71.5 million, a 25 percent increase from the prior year.

•	Operating margin was 24.7 percent for the first quarter of 2012, up 160 basis points from the first quarter of 2011.

U.S. Consumer Information Solutions (USCIS)

Total revenue was $217.7 million in the first quarter of 2012 compared to $181.0 million in the first quarter of 2011, an increase of 20 percent.

•	Online Consumer Information Solutions revenue was $149.3 million, up 24 percent from a year ago.
•	Mortgage Solutions revenue was $34.3 million, up 26 percent from a year ago.

•	Consumer Financial Marketing Services revenue was $34.1 million, up 2 percent when compared to a year ago.

Operating margin for USCIS was 36.5 percent in the first quarter of 2012 compared to 34.1 percent in the first quarter of 2011.

International

Total revenue was $121.0 million in the first quarter of 2012, a 5 percent decrease from the first quarter of 2011. On a non-GAAP basis, excluding Brazil, revenue grew 12 percent on a reported basis and 15 percent on a local currency basis.

•	Latin America revenue was $46.5 million, down 22 percent in U.S. dollars from a year ago. On a non-GAAP basis, excluding Brazil, revenue grew 18 percent in local currency and 15 percent in U.S dollars from a year ago.
•	Europe revenue was $43.1 million, up 18 percent in local currency and 15 percent in U.S. dollars from a year ago.
•	Canada Consumer revenue was $31.4 million, up 7 percent in local currency and 5 percent in U.S. dollars from a year ago.

Operating margin for International was 31.8 percent in the first quarter of 2012 compared to 23.4 percent in the first quarter of 2011.

TALX Workforce Solutions

Total revenue was $113.7 million in the first quarter of 2012, a 14 percent increase over the first quarter of 2011.

•	Verification Services revenue was $56.8 million, up 37 percent when compared to a year ago.
•	Employer Services revenue was $56.9 million, down 2 percent from a year ago.

Operating margin for TALX Workforce Solutions was 23.0 percent in the first quarter of 2012 compared to 21.9 percent in the first quarter of 2011.

North America Personal Solutions

Revenue was $49.5 million, an 11 percent increase from the first quarter of 2011. Operating margin was 28.3 percent compared to 28.7 percent in the first quarter of 2011.

North America Commercial Solutions

Revenue was $20.8 million, up 1 percent in U.S. dollars and in local currency compared to the first quarter of 2011. Operating margin was 16.8 percent, compared to 24.9 percent in the first quarter of 2011.

Second Quarter 2012 Outlook

Based on the current level of domestic and international business activity and current foreign exchange rates, consolidated revenue for the second quarter of 2012 is expected to be up 12 to 14 percent from the year-ago quarter, excluding Brazil. Second quarter 2012 adjusted EPS attributable to Equifax, which excludes the impact of acquisition-related amortization expense, is expected to be between $0.70 and $0.73.

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About Equifax

Equifax is a global leader in consumer, commercial and workforce information solutions, providing businesses of all sizes and consumers with information they can trust. We organize and assimilate data on more than 500 million consumers and 81 million businesses worldwide, and use advanced analytics and proprietary technology to create and deliver customized insights that enrich both the performance of businesses and the lives of consumers.

Headquartered in Atlanta, Equifax operates or has investments in 17 countries and is a member of Standard & Poor’s (S&P) 500® Index. Its common stock is traded on the New York Stock Exchange under the symbol EFX. For more information, please visit www.equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, April 26, 2012, at 8:30 a.m. (EDT) via a live audio webcast. To access the webcast, go to the Investor Center of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents operating revenue excluding the results of our Brazilian operations from Equifax Inc., International, and Latin America revenue. The release also presents net income and diluted EPS attributable to Equifax which excludes acquisition-related amortization expense, net of tax. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of operating revenue or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Center/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements or forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities and effective tax rates. While the company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

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Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to actions taken by us, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond our control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; risks relating to illegal third party efforts to access data; changes in, and the effects of, laws and regulations and government policies governing our business, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, in particular the establishment of a new Consumer Financial Protection Bureau with authority to write rules impacting the business of, conduct examinations of, and enforce the laws and regulations it writes against credit reporting companies, and related regulations, federal or state responses to identity theft concerns; adverse or uncertain economic conditions and changes in credit and financial markets; the European sovereign debt crisis; the recent downgrade of U.S. sovereign debt and political concerns over related budgetary matters, exchange rates; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the company’s investments and benefit plan obligations; earnings exchange rates and the decisions of taxing authorities, all of which could affect our effective tax rates; and potential adverse developments in new and pending legal proceedings or governments investigations. Additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2011 under captions “Forward-Looking Statements” and “Item 1A, “Risk Factors”, and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2012	2011
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$522.7	$472.6
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	201.2	192.0
Selling, general and administrative expenses	151.1	128.8
Depreciation and amortization	41.4	42.7
Total operating expenses	393.7	363.5
Operating income	129.0	109.1
Interest expense	(13.8)	(13.8)
Other income, net	1.4	0.3
Consolidated income before income taxes	116.6	95.6
Provision for income taxes	(42.9)	(36.3)
Consolidated net income	73.7	59.3
Less: Net income attributable to noncontrolling interests	(2.2)	(2.0)
Net income attributable to Equifax	$71.5	$57.3
Basic earnings per common share	$0.60	$0.47
Weighted-average shares used in computing basic earnings per share	120.0	122.8
Diluted earnings per common share	$0.58	$0.46
Weighted-average shares used in computing diluted earnings per share	122.4	124.7
Dividends per common share	$0.18	$0.16

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EQUIFAX

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2012	2011

(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$132.7	$127.7
Trade accounts receivable, net of allowance for doubtful accounts of $6.3 and $5.9 at March 31, 2012 and December 31, 2011, respectively	297.8	284.4
Prepaid expenses	29.6	24.6
Other current assets	15.0	15.6
Total current assets	475.1	452.3
Property and equipment:
Capitalized internal-use software and system costs	342.8	332.2
Data processing equipment and furniture	190.6	183.1
Land, buildings and improvements	175.4	178.4
Total property and equipment	708.8	693.7
Less accumulated depreciation and amortization	(417.4)	(400.8)
Total property and equipment, net	291.4	292.9
Goodwill	1,969.0	1,961.2
Indefinite-lived intangible assets	95.7	95.6
Purchased intangible assets, net	528.9	550.2
Other assets, net	158.3	156.4
Total assets	$3,518.4	$3,508.6
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities	$17.0	$47.2
Accounts payable	23.1	27.5
Accrued expenses	63.9	56.3
Accrued salaries and bonuses	33.1	79.2
Deferred revenue	56.8	55.8
Other current liabilities	79.0	96.8
Total current liabilities	272.9	362.8
Long-term debt	965.3	966.0
Deferred income tax liabilities, net	230.0	227.8
Long-term pension and other postretirement benefit liabilities	172.8	176.4
Other long-term liabilities	52.8	53.5
Total liabilities	1,693.8	1,786.5
Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	-	-
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at March 31, 2012 and December 31, 2011; Outstanding shares - 120.4 and 119.6 at March 31, 2012 and December 31, 2011, respectively	236.6	236.6
Paid-in capital	1,127.0	1,118.0
Retained earnings	2,929.1	2,879.2
Accumulated other comprehensive loss	(373.5)	(391.8)
Treasury stock, at cost, 68.3 shares and 69.1 shares at March 31, 2012 and December 31, 2011, respectively	(2,110.8)	(2,133.7)
Stock held by employee benefits trusts, at cost, 0.6 shares at March 31, 2012 and December 31, 2011	(5.9)	(5.9)
Total Equifax shareholders' equity	1,802.5	1,702.4
Noncontrolling interests	22.1	19.7
Total equity	1,824.6	1,722.1
Total liabilities and equity	$3,518.4	$3,508.6

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EQUIFAX

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2012	2011
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$73.7	$59.3
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	41.3	42.7
Stock-based compensation expense	9.3	4.7
Excess tax benefits from stock-based compensation plans	(0.5)	(0.5)
Deferred income taxes	0.4	(0.1)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(11.0)	(17.0)
Prepaid expenses and other current assets	(3.6)	(9.4)
Other assets	(1.2)	0.1
Current liabilities, excluding debt	(60.2)	(48.0)
Other long-term liabilities, excluding debt	0.1	(8.7)
Cash provided by operating activities	48.3	23.1
Investing activities:
Capital expenditures	(20.2)	(26.2)
Acquisitions, net of cash acquired	-	(30.7)
Investment in unconsolidated affiliates, net	-	(2.7)
Cash used in investing activities	(20.2)	(59.6)
Financing activities:
Net short-term borrowings (repayments)	(30.2)	19.8
Payments on long-term debt	-	(1.7)
Dividends paid to Equifax shareholders	(21.2)	(19.6)
Proceeds from exercise of stock options	20.6	5.1
Excess tax benefits from stock-based compensation plans	0.5	0.5
Other	(0.4)	(2.5)
Cash provided by (used in) financing activities	(30.7)	1.6
Effect of foreign currency exchange rates on cash and cash equivalents	7.6	2.4
Increase (decrease) in cash and cash equivalents	5.0	(32.5)
Cash and cash equivalents, beginning of period	127.7	119.4
Cash and cash equivalents, end of period	$132.7	$86.9

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Common Questions & Answers (Unaudited)

(Dollars in millions)

1.	Can you provide a further analysis of operating revenue and operating income by operating segment?

Operating revenue and operating income consist of the following components:

(in millions)	Three Months Ended March 31,
					Local Currency
Operating revenue:	2012	2011	$ Change	% Change	% Change*
Online Consumer Information Solutions	$149.3	$120.2	$29.1	24%
Mortgage Solutions	34.3	27.3	7.0	26%
Consumer Financial Marketing Services	34.1	33.5	0.6	2%
Total U.S. Consumer Information Solutions	217.7	181.0	36.7	20%
Latin America	46.5	59.9	(13.4)	-22%	-20%
Europe	43.1	37.4	5.7	15%	18%
Canada Consumer	31.4	29.9	1.5	5%	7%
Total International	121.0	127.2	(6.2)	-5%	-3%
Verification Services	56.8	41.4	15.4	37%
Employer Services	56.9	58.0	(1.1)	-2%
Total TALX Workforce Solutions	113.7	99.4	14.3	14%
North America Personal Solutions	49.5	44.4	5.1	11%
North America Commercial Solutions	20.8	20.6	0.2	1%	1%
Total operating revenue	$522.7	$472.6	$50.1	11%	11%

(in millions)	Three Months Ended March 31,
		Operating		Operating
Operating income:	2012	Margin	2011	Margin	$ Change	% Change
U.S. Consumer Information Solutions	$79.4	36.5%	$61.7	34.1%	$17.7	29%
International	38.5	31.8%	29.8	23.4%	8.7	29%
TALX Workforce Solutions	26.2	23.0%	21.7	21.9%	4.5	20%
North America Personal Solutions	14.0	28.3%	12.7	28.7%	1.3	10%
North America Commercial Solutions	3.5	16.8%	5.1	24.9%	(1.6)	-32%
General Corporate Expense	(32.6)	nm	(21.9)	nm	(10.7)	-49%
Total operating income	$129.0	24.7%	$109.1	23.1%	$19.9	18%

nm - not meaningful

* Reflects percentage change in revenue conforming 2012 results using 2011 exchange rates.

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Common Questions & Answers (Unaudited)

(Dollars in millions)

2.	What drove the fluctuation in the effective tax rate?

Our effective tax rate from was 36.8% for the three months ended March 31, 2012 down from 37.9% for the same period in 2011. Our income tax rate was lower primarily due to foreign tax benefits that are expected to be recognized in the current year as compared to the prior year period.

3.	Can you provide depreciation and amortization by segment?

Depreciation and amortization are as follows:

	Three Months Ended March 31,
	2012	2011
U.S. Consumer Information Solutions	$11.0	$11.2
International	6.3	7.0
TALX Workforce Solutions	17.0	17.5
North America Personal Solutions	1.7	1.4
North America Commercial Solutions	1.2	1.5
General Corporate Expense	4.2	4.1
Total depreciation and amortization	$41.4	$42.7

4.	What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended March 31, 2012
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$(0.5)	-2%	$(0.2)	-1%
Canada Commercial	(0.1)	0%	-	0%
Europe	(1.1)	-3%	(0.2)	-3%
Latin America	(1.3)	-2%	(0.8)	-6%

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Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

A.	Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, adjusted for acquisition-related amortization expense:

	Three Months Ended March 31,
	2012	2011	$ Change	% Change

Net income attributable to Equifax	$71.5	$57.3	$14.2	25%
Acquisition-related amortization expense, net of tax	14.3	14.8	(0.5)	-4%
Net income attributable to Equifax, adjusted for
acquisition-related amortization expense	$85.8	$72.1	$13.7	19%
Diluted EPS attributable to Equifax, adjusted for
acquisition-related amortization expense	$0.70	$0.58	$0.12	21%
Weighted-average shares used in computing diluted EPS	122.4	124.7

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Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

B.	Reconciliation of operating revenue to adjusted operating revenue for Equifax Inc., International and Latin America, excluding the results of our Brazilian operations:

Equifax Inc.
	Three Months Ended March 31,				Local Currency
	2012	2011	$ Change	% Change	% Change*
Operating revenue	$522.7	$472.6	$50.1	11%	11%
Brazil revenue (1)	-	(19.3)	19.3
Adjusted operating revenue	$522.7	$453.3	$69.4	15%	16%

International
	Three Months Ended March 31,				Local Currency
	2012	2011	$ Change	% Change	% Change*
Operating revenue	$121.0	$127.2	$(6.2)	-5%	-3%
Brazil revenue (1)	-	(19.3)	19.3
Adjusted operating revenue	$121.0	$107.9	$13.1	12%	15%

Latin America
	Three Months Ended March 31,				Local Currency
	2012	2011	$ Change	% Change	% Change*
Operating revenue	$46.5	$59.9	$(13.4)	-22%	-20%
Brazil revenue (1)	-	(19.3)	19.3
Adjusted operating revenue	$46.5	$40.6	$5.9	15%	18%

* Reflects percentage change in revenue conforming 2012 results using 2011 exchange rates.

(1)	Revenue generated from our Brazilian operations that were merged with Boa Vista Servicos, S.A. in the second quarter of 2011. See the Notes to this reconciliation for additional detail.

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Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP

Financial Measures

Diluted EPS and net income attributable to Equifax, adjusted for acquisition-related amortization expense - We calculate these financial measures by excluding acquisition-related amortization expense from the determination of net income attributable to Equifax in the calculation of diluted EPS. These financial measures are not prepared in conformity with GAAP. Management believes that these measures are useful because management excludes acquisition-related amortization expense and other items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquisition-related intangible assets and items that impact comparability.

Adjusted operating revenue, excluding the results of our Brazilian operations - Management believes excluding the Brazilian revenue from the calculation of operating revenue, on a non-GAAP basis, is useful because it allows investors to evaluate the Company’s growth on a basis consistent with the current composition of our business.

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